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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        August 21, 2001 (August 7, 2001)



                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)



         Colorado                         0-22619                84-1202005
         --------                         -------                ----------
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
      incorporation)                       Number)           Identification No.)

   360-22nd Street, #400, Oakland, California                   94612
   ------------------------------------------              --------------
    (Address of principal executive offices)                  (Zip Code)


                                 (510) 808-1300
                                 --------------
              (Registrant's telephone number, including area code)


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



ITEM 5.    OTHER EVENTS

Sale of Additional Convertible Notes with Common Stock to First Data Corporation

Effective on August 7, 2001, ValueStar Corporation (the "Company" or "ValueStar") issued a 12% Convertible Bridge Note for an aggregate principal amount of $1,000,000 (the "Note") for cash of $1,000,000 to strategic investor First Data Corporation ("First Data"). The Company issued a total of 5,000,000 shares of common stock to First Data in connection with this Note ("Note Shares").

On May 29, 2001 and July 11, 2001 the Company filed Current Reports on Form 8-K describing the prior sale of an aggregate of $3,959,590 of Notes and the issuance of 19,797,950 Note Shares. The terms of the Notes in each issuance have substantially equivalent terms. The prior Note investors also authorized an increase in the maximum amount of Notes that may be sold to $6.0 million.

Other investors, in addition to First Data, purchased an aggregate of $330,000 of Notes and 1,650,000 Note Shares during August 2001 for cash or conversion of debt including $50,000 of Notes and 250,000 Note Shares purchased by an entity affiliated with a director. The aggregate Note purchases through the date of this report are $5,289,590.

The Notes bear interest at the rate of 12% per annum payable in cash at maturity on April 30, 2002 or payable in kind if the Notes are converted into a subsequent round of financing. The Notes plus accrued interest are automatically convertible into a proposed senior convertible note and warrant financing at a later date, subject to certain very specific conditions. There is no guarantee that the Notes will convert into a future round of financing on such designated terms or on any other terms.

First Data previously purchased $1,000,000 of the Notes in June 2001. This purchase brings the aggregate purchase of the Notes by First Data to $2 million. First Data also purchased $2 million of preferred stock in the Company in January 2001 bringing the aggregate equity investment in the Company by First Data to $4 million. The Company previously entered into two strategic agreements with subsidiaries of First Data which provide for joint marketing of ValueStar's Customer-Rated program to merchants through participating First Data merchant bank relationships, marketing of cardholder benefits through participating First Data issuer bank clients and the operation of a system by First Data to process resulting transactions. The Company has also entered into a Right of First Negotiation Agreement, as amended, with First Data providing a ten business day right to first negotiate with the Company prior to the Company negotiating certain corporate transactions (as defined in the agreement), including a sale or merger, with a specified list of eleven companies considered by First Data to be competitors.

The Notes and Note Shares were sold by the Company without an underwriter and were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Section 4(2) thereunder and/or Regulation D, Rule 506 and appropriate legends were placed on the Notes and Note Shares.

The Company incurred other cash costs estimated at $5,000 in connection with this sale. The proceeds are being applied to outstanding debts and for operations. As more fully described in the Company's most recent quarterly report on Form 10-QSB dated May 15, 2001, the Company will require additional funds for future operations and the failure to obtain adequate funds could have a material adverse effect on the Company.

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

The description of these transactions are qualified in their entirety by the full text of the agreements attached as exhibits hereto.

Reference is also made to the Company's periodic reports filed with the Securities and Exchange Commission and, in particular, the risk factors set forth therein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
------     ---------------------------------

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

Each exhibit marked with an asterisk is filed with this report on Form 8-K. Each exhibit not marked with an asterisk is incorporated by reference to the exhibit of the same number (unless otherwise indicated) previously filed by us as indicated below.

4.42 Form of Bridge Loan and Common Stock Purchase Agreement dated June 21, 2001 (filed with Form 8-K dated May 29, 2001)

4.42.1 First Amendment to Bridge Loan and Common Stock Purchase Agreement dated as of June 11, 2001 between the Company and certain Bridge Loan investors (filed with Form 8-K dated July 11, 2001)

4.42.2* Form of Amended and Restated Bridge Loan and Common Stock Purchase Agreement dated as of July 25, 2001

4.43 Form of Convertible Promissory Note (Bridge Note) due April 30, 2002 between the Company and an aggregate of 42 investors (individual notes differ as to date and amount) (filed with Form 8-K dated May 29, 2001)

4.44 Right of First Negotiation Agreement dated June 21, 2001 between the Company and First Data Corporation (filed with Form 8-K dated July 11, 2001)

4.44.1* Amended and Restated Right of First Negotiation Agreement dated August 7, 2001 between the Company and First Data Corporation


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VALUESTAR CORPORATION



Date: August 21, 2001                          By: /s/ JAMES A. BARNES
                                                   ------------------------
                                                   James A. Barnes
                                                   Treasurer and Secretary



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